Cummins Inc.

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cummins Inc. (the "Company") on form 10-Q for the period ended September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Theodore M. Solso, Chairman and Chief Executive Officer of the Company, and Jean Blackwell, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 10, 2003                                                                     /s/     Theodore M. Solso

                                                                                                Theodore M. Solso
                                                                                                Chairman and Chief Executive Officer

November 10, 2003                                                                     /s/     Jean Blackwell

                                                                                                Jean Blackwell
                                                                                                Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Cummins Inc. and will be retained by Cummins Inc. and furnished to the Securities and Exchange Commission or its staff upon request.